                                                                        EX-10.43

                            SECOND AMENDMENT TO LEASE

         This Second Amendment (the "SECOND AMENDMENT") to Lease is made as of November 1, 2000, by and between ARE-10933 NORTH TORREY PINES, LLC, a Delaware limited liability company, having an address at 135 North Los Robles Avenue, Suite 250, Pasadena, California 91101 ("LANDLORD"), and IDEC Pharmaceuticals Corporation, a Delaware corporation, having an address at 11011 Torreyana Road, San Diego, California 92121 ("TENANT").

                                    RECITALS

         A. Landlord and Tenant have entered into that certain Lease Agreement dated as of June 24, 1999, as amended by that certain First Amendment to Lease dated as of September 12, 2000 (as so amended, the "LEASE"), wherein Landlord leased to Tenant certain premises (the "PREMISES") located at 3010 Science Park Road, San Diego, California and legally described on EXHIBIT A attached thereto, and more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

         B. Tenant desires to lease the balance of the Building (the "REMAINING SPACE") and Landlord is willing to lease such Remaining Space on the terms and conditions set forth herein.

         C. Landlord and Tenant desire to amend the Lease to, among other things, add the Remaining Space to the Premises demised under the Lease and to provide for the improvement of such Remaining Space.

                                    AGREEMENT

         Now, therefore, the parties hereto agree that the Lease is amended as follows:

         1. PREMISES. Effective as of November 1, 2000, the Premises demised under the Lease are hereby expanded to include the Remaining Space, consisting of three suites (each a "SUITE") containing an aggregate, for all purposes of the Lease, of 29,748 rentable square feet ("RSF"), as follows:

         Suite A 9,618 RSF located on the 2nd floor of the Building and depicted on EXHIBIT B-2, attached hereto and incorporated herein by this reference

         Suite B 10,214 RSF located on the 1st floor of the Building and depicted on EXHIBIT B-1, attached hereto and incorporated herein by this reference

         Suite C 9,916 RSF located on the 1st floor of the Building and depicted on EXHIBIT B-1, attached hereto and incorporated herein by this reference

Following the addition of all of the Remaining Space, the Rentable Area of the Project will be 182,690 RSF, the total Premises demised under the Lease will be 74,557 RSF, Tenant's Share of the Building will 100% and the Building's Share of the Project will be 40.81%. The prorata share of each Suite added to the Premises will be 12.90%, 13.70% and 13.30% of the Building for Suite A, Suite B and Suite C, respectively.

         2. RENT. Base Rent for the Remaining Space as of the date hereof shall be $2.37 per month per RSF, which amount shall be subject to periodic adjustment when and as provided in the Lease; provided, however, that Tenant's obligation to pay Base Rent and Additional Rent on the Remaining Space shall be abated until the earlier of (x) Tenant's use of any Suite for any purpose in the conduct of Tenant's business ("OCCUPANCY") (provided that the installation and testing of

Tenant's fixtures shall not constitute the conduct of business), or (y) the satisfaction of the conditions described in clauses (ii) through (iv) of Section 3 hereof.

         3. RENT COMMENCEMENT. Tenant may Occupy the three Suites comprising the Remaining Space in such order as Tenant shall elect, provided however, that (i) Occupancy of any portion of a Suite shall constitute Occupancy of all of such Suite for purposes of the Lease and this Second Amendment, (ii) if no Suite is Occupied on or before June 1, 2001, rent shall commence on Suite A on June 1, 2001, and shall continue until the earliest of (A) Occupancy of a Suite on or before August 1, 2001, (B) Occupancy of two Suites on or before December 1, 2001, or (C) the expiration or earlier termination of the Lease,
(iii) if less than two Suites are Occupied on or before August 1, 2001, rent shall commence on Suite B (or if Suite B is Occupied, Suite C) on August 1, 2001, and shall continue until the earlier of (D) Occupancy of two Suites on or before December 1, 2001, or (E) the expiration or earlier termination of the Lease, and (iv) if less than three Suites are Occupied on or before December 1, 2001, rent shall commence on the remaining Suite on December 1, 2001, and shall continue until the expiration or earlier termination of the Lease. Upon the satisfaction of the conditions described in clauses (A), (B) or (D) of the preceding sentence, rent shall be based on the Suite(s) so Occupied. Notwithstanding the foregoing, any Landlord Delay, as defined below, shall extend the dates set forth in clauses (A), (B) and (D) of the preceding sentence above, as applicable, on a day-for-day basis. "LANDLORD DELAY" shall mean any delay, beyond the periods permitted under the Work Letter, for Landlord to give or withhold its approval of any matter requiring Landlord's review and approval.

         4. IMPROVEMENT OF REMAINING SPACE. Landlord shall provide a Tenant Improvement Allowance of $100.00 per RSF of the Remaining Space, less the cost per RSF applied to the central plant (the "CENTRAL PLANT COSTS") (such amount, less the Central Plant Costs, the "TI ALLOWANCE"). The Central Plant Costs shall be determined upon the final reconciliation of the tenant improvement costs for the portion of the Building initially demised under the Lease. Such TI Allowance shall be used to improve the Remaining Space as described in the Work Letter attached hereto as EXHIBIT C.

         5. PERMITTED USE. Tenant may, as a Permitted Use, elect to use a portion of the Building of Tenant's selection, not to exceed 21,000 square feet, for clinical manufacturing.

         6. USE. Section 7 of the Lease is hereby modified with respect to any Suite used for clinical manufacturing as follows: In the sentence in such section which states "Tenant shall not place any equipment weighing 500 pounds or more in or upon the Premises or transport or move such items through the Common Areas or in the Building elevators without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed" the figure 500 shall be replaced by the figure 1,000.

         7.       MISCELLANEOUS.

                  (a) This Second Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Second Amendment may be amended only by an agreement in writing, signed by the parties hereto.

                  (b) This Second Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

                  (c) This Second Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Second Amendment attached thereto.

                  (d) Landlord and Tenant each represent and warrant that it has not dealt with any broker, agent or other person (collectively "BROKER") in connection with this transaction other than John Burnham & Company, and that no Broker other than John Burnham & Company, who shall be paid by Landlord pursuant to a separate Agreement, brought about this transaction. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker other than John Burnham & Company claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.

                  (e) Except as amended and/or modified by this Second Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Second Amendment. In the event of any conflict between the provisions of this Second Amendment and the provisions of the Lease, the provisions of this Second Amendment shall prevail. Whether or not specifically amended by this Second Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Second Amendment.

         IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year First above written.

                                      TENANT:

                                      IDEC PHARMACEUTICALS CORPORATION,
                                      a Delaware corporation

                                      By: /s/ Phillip Schneider
                                          --------------------------------------
                                      Its: SVP

                                      LANDLORD:

                                      ARE-10933 NORTH TORREY PINES, LLC, a
                                      Delaware limited liability company

                                      By: ALEXANDRIA REAL ESTATE EQUITIES, INC.,
                                          a Maryland corporation, managing
                                          member

                                          By: /s/ Vincont R. Ciruzzi
                                              ----------------------------------
                                          Its: Senior Vice President

                                   EXHIBIT A

                          LEGAL DESCRIPTION OF PROJECT

Lot 1 of Torrey Pines Science Park Unit No. 1 in the City of San Diego, County of San Diego, State of California, according to Map thereof No. 6229, filed in the Office of the County Recorder of San Diego County on November 21, 1968.

                                  EXHIBIT B-1

                                  THE PREMISES

                                  [FLOOR PLAN]

                                  EXHIBIT B-2

                                  THE PREMISES

                                  [FLOOR PLAN]

                                    EXHIBIT C

                                   WORK LETTER

         THIS WORK LETTER dated as of November 1,2000 (this "WORK LETTER") is made and entered into by and between ARE-10933 NORTH TORREY PINES, LLC, a Delaware limited liability company ("LANDLORD"), and IDEC PHARMACEUTICALS CORPORATION, a Delaware corporation ("TENANT"), and is attached to and made a part of the Second Amendment to Lease dated November 1,2000 (the "SECOND AMENDMENT"), by and between Landlord and Tenant. Any initially capitalized terms used but not defined herein shall have the meanings given them in the Second Amendment.

         1. GENERAL REQUIREMENTS

                  (a) TENANT'S AUTHORIZED REPRESENTATIVE. Tenant designates Paul Draper and Robert F. Dilworth collectively, "TENANT'S REPRESENTATIVE") as the only persons authorized to act for Tenant pursuant to this Work Letter. Landlord may rely and act on, without further inquiry of any kind, any written request, approval, inquiry or other communication ('COMMUNICATION') from or on behalf of Tenant in connection with this Work Letter given by either Tenant's Representative. Tenant's Representative may be contacted at the voice, facsimile and pager telephone numbers and e-mail addresses set forth on Schedule C-1, attached hereto and incorporated herein by this reference. When Landlord has attempted to contact Tenant's Representative by each of such means, Landlord shall have no further obligation of any kind to attempt to locate either Tenant's Representative or Tenant with respect to any Communication under this Work Letter. Tenant may change Tenant's Representatives or any telephone number or e-mail address set forth on Schedule C-1 at any time upon not less than 5 business days advance written notice to Landlord. No period set forth herein for any approval of any matter by Tenant's Representative shall be extended by reason of any change in Tenant's Representative. Neither Tenant nor Tenant's Representative shall be authorized to direct Landlord's contractors in the performance of Landlord's Work (as hereinafter defined).

                  (b) LANDLORD'S AUTHORIZED REPRESENTATIVE. Landlord designates Vincent Ciruzzi and Gregory Margritz collectively, ("LANDLORD'S REPRESENTATIVE") as the only person authorized to act for Landlord pursuant to this Work Letter. Tenant shall not be obligated to respond to or act upon any request, approval, inquiry or other Communication from or on behalf of Landlord in connection with this Work Letter unless such Communication is in writing from Landlord's Representative. Landlord's Representative may be contacted at the voice, facsimile and pager telephone numbers and e-mail addresses set forth on Schedule C-2, attached hereto and incorporated herein by this reference. When Tenant has attempted to contact Landlord's Representative by each of such means, Tenant shall have no further obligation of any kind to attempt to locate Landlord's Representative or Landlord with respect to any Communication under this Work Letter. Landlord may change Landlord's Representatives or any telephone number or e-mail address set forth on Schedule C-2 at any time upon not less than 5 business days advance written notice to Tenant. No period set forth herein for any approval of any matter by Landlord's Representative shall be extended by reason of any change in Landlord's Representative.

                  (c) ARCHITECTS, CONSULTANTS AND CONTRACTORS. Landlord and Tenant hereby acknowledge and agree that the general contractor for the Tenant Improvements shall be DPR Construction. Tenant, shall select the architect (the "TI ARCHITECT") and the subconsultants for the Tenant Improvements, subject to Landlord's approval, which approval shall not be unreasonably withheld, conditioned or delayed.

         2. TENANT IMPROVEMENTS.

                  (a) TENANT IMPROVEMENTS DEFINED. As used herein, "TENANT IMPROVEMENTS" shall mean all improvements to each of the three Suites (as defined in the Second Amendment) desired by Tenant of a fixed and permanent nature. Other than funding the TI Allowance (as defined below) as provided herein, Landlord shall not have any obligation whatsoever with respect to the finishing of the Suites for Tenant's use and occupancy.

                  (b) TENANT'S SPACE PLANS. Tenant shall deliver to Landlord schematic drawings and outline specifications (the "TI DESIGN DRAWINGS") detailing Tenant's requirements for the Tenant Improvements for any Suite not less than within 60 business days before the date Tenant proposes to commence construction of such Tenant Improvements. Not more than 5 business days thereafter, Landlord shall deliver to Tenant Landlord's reasonable written objections, questions or comments of Landlord with regard to such TI Design Drawings. Tenant shall cause the TI Design Drawings to be revised to address such written comments and shall resubmit said drawings to Landlord for approval within 10 business days thereafter. Such process shall continue until Landlord has approved the TI Design Drawings. In no event shall Landlord have the right to direct upgrades in the quality (above the generic Laboratory standard of Tenant's improvements in its facility at 11011 Torreyana Road, San Diego, California) or quantity (other than to comply with any Legal Requirement) of any of the materials or equipment to be installed in connection with the Tenant Improvements, nor shall any such changes adversely affect the safety or quality of the Tenant Improvements.

                  (c) WORKING DRAWINGS. Not less than 30 business days prior to Tenant's commencement of construction of the Tenant Improvements for such Suite, Tenant shall cause the TI Architect to prepare and deliver to Landlord for review and comment construction plans, specifications and drawings for the Tenant Improvements for such Suite ("TI CONSTRUCTION DRAWINGS"), which TI Construction Drawings shall be prepared substantially in accordance with the TI Design Drawings for such Suite. Tenant shall be solely responsible for ensuring that the TI Construction Drawings reflect Tenant's requirements for the Tenant Improvements for such Suite. Landlord shall deliver its written comments on such TI Construction Drawings to Tenant not later than 7 business days after Landlord's receipt of the same; provided, however, that Landlord may not disapprove any matter that is consistent with the TI Design Drawings for such Suite. Tenant and the TI Architect shall consider all such comments in good faith and shall, within 10 business days after receipt, notify Landlord how Tenant proposes to respond to such comments. Any disputes in connection with such comments shall be resolved in accordance with Section 3(d) hereof. Provided that the design reflected in such TI Construction Drawings is consistent with the TI Design Drawings for such Suite, Landlord shall approve the TI Construction Drawings submitted by Tenant. Once approved by Landlord, subject to the provisions of Section 3(d) below, Tenant shall not materially modify the TI Construction Drawings except as may be reasonably required in connection with the issuance of the TI Permit (as defined in Section 4(b) below).

                  (d) DISPUTE RESOLUTION. Upon any dispute regarding the design of the Tenant Improvements for any Suite which is not settled within 10 business days after notice of such dispute is delivered by one party to the other, Tenant shall make the final decision regarding the design of such Tenant Improvements, provided Tenant acts reasonably and such final decision is either consistent with or a compromise between Landlord's and Tenant's positions with respect to such dispute, provided further that all costs and expenses resulting from any such decision by Tenant shall be payable as a TI Cost. Any changes to the TI Construction Drawings for any Suite following Landlord's and Tenant's approval of same requested by Tenant shall be processed as provided in
         Section 5 hereof.

         3. PERFORMANCE OF TENANT'S WORK

                  (a) DEFINITION OF TENANT'S WORK. As used herein, "TENANT'S WORK" shall mean the work of constructing the Tenant Improvements for each Suite.

                  (b) COMMENCEMENT AND PERMITTING OF TENANT'S WORK. Tenant shall not commence construction of the Tenant Improvements for each Suite until it has obtained a building permit (the "TI PERMIT") authorizing the construction of such Tenant Improvements consistent with the TI Construction Drawings approved by Landlord for such Suite. The cost of obtaining the TI Permit shall be payable as a TI Cost of such Suite. Landlord shall, upon Tenant's request, assist Tenant in obtaining the TI Permit.

                  (c) SELECTION OF MATERIALS, ETC. Where more than one type of material or structure is indicated on the TI Construction Drawings approved by Tenant and Landlord, the option will be within Tenant's reasonable discretion.

         4. CHANGES. Any changes requested by Tenant to the Tenant Improvements for a Suite after the delivery and approval by Landlord of the TI Design Drawings for such Suite, shall be requested and instituted in accordance with the provisions of this Section and shall be subject to the written approval of Landlord, such approval not to be unreasonably withheld, conditioned or delayed.

                  (a) TENANT'S RIGHT TO REQUEST CHANGES. If Tenant shall request changes ("CHANGES") to the Tenant Improvements for any Suite, Tenant shall request such Changes by notifying Landlord in writing in substantially the same form as the AIA standard change order form (a "CHANGE REQUEST"), which Change Request shall detail the nature and extent of any such Change. Tenant's Representative must sign such Change Request. Landlord shall review and approve or disapprove such Change Request within 5 business days thereafter, provided that Landlord's approval shall not be unreasonably withheld, conditioned or delayed.

                  (b) IMPLEMENTATION OF CHANGES. If Landlord approves such Change and Tenant deposits with Landlord any Excess TI Costs (as defined below) required in connection with such Change, Tenant may cause the approved Change to be instituted.

         5. COSTS

                  (a) BUDGET FOR TENANT IMPROVEMENTS. Before the commencement of construction of the Tenant Improvements for any Suite, Tenant shall obtain a detailed breakdown, by trade, of the costs incurred or which will be incurred, in connection with the design and construction of such Tenant Improvements (the "BUDGET"). The Budget shall be based upon the TI Construction Drawings approved by Landlord for such Suite and shall include a payment to Landlord of administrative rent ("ADMINISTRATIVE RENT") equal to 1.5% of the TI Costs (as hereinafter defined), for monitoring and inspecting the construction of such Tenant Improvements, which sum shall be payable as a TI Cost for such Suite; provided that such Administrative Rent shall not exceed $15,000 in the aggregate for any Suite used for clinical manufacturing, as permitted pursuant to Section 5 of the Second Amendment. Such Administrative Rent shall include, without limitation, all out-of-pocket costs, expenses and fees incurred by or on behalf of Landlord, including the cost of any overhead, arising from, out of, or in connection with, such monitoring of the construction of the Tenant Improvements, regardless whether Landlord's actual costs and expenses exceed such Administrative Rent. If the Budget is greater than the TI Allowance for such Suite, Tenant shall make the deposit described in Section 5(d) hereof, for disbursement by Landlord as described in such Section 5(d).

                  (b) TI ALLOWANCE. Landlord shall provide to Tenant a tenant improvement allowance for each Suite ("TI ALLOWANCE") as provided in the Second Amendment. Such TI Allowances shall be disbursed in accordance with this Work Letter.

                  (c) COSTS PAYABLE WITH TI ALLOWANCE. The TI Allowance shall be used solely for the payment of design and construction costs in connection with the construction of the Tenant Improvements, including, without limitation, the cost of preparing the TI Design Drawings and the TI Construction Drawings, all costs set forth in the Budget (including Landlord's Administrative Rent) and the cost of Changes (collectively, "TI COSTS"). Notwithstanding anything to the contrary contained herein, the TI Allowance shall not be used to purchase any furniture, personal property or other non-building system materials or equipment not incorporated into the Improvements, including, without limitation, biological safety cabinets and other scientific equipment not incorporated into the Improvements.

                  (d) EXCESS TI COSTS. It is understood and agreed that Landlord is under no obligation to bear any portion of the cost of any of the Tenant Improvements for any Suite, except to the extent of the TI Allowance for such Suite. Tenant shall pay all TI Costs, subject to Landlord's reimbursement for Landlord's Share of such TI Costs pursuant to Section 5(d). "LANDLORD'S SHARE" of any payment by Tenant of TI Costs for any Suite shall be equal to the amount of such payment, multiplied by a fraction, the numerator of which is the TI Allowance for such Suite and the denominator of which is the TI Costs for such Suite.

                  (e) PAYMENT FOR TI COSTS. Landlord shall reimburse Tenant for Landlord's Share of any TI Costs paid by Tenant once a month on a Suite by Suite basis against a draw request in Landlord's standard form, containing such certifications, lien waivers, inspection reports and other matters as Landlord reasonably requires, to the extent of Landlord's approval thereof for payment, no later than 30 days following receipt of such draw request. Upon completion of the Tenant Improvements for any Suite, Tenant shall deliver to Landlord: (i) sworn statements setting forth the names of all contractors and subcontractors who did the work and final lien waivers from all such contractors and subcontractors; and (ii) "as built" plans for the Tenant Improvements for such Suite.

         6. MISCELLANEOUS

                  (a) CONSENTS. Whenever consent or approval of either party is required under this Work Letter, that party shall not unreasonably withhold, condition or delay such consent or approval, except as may be expressly set forth herein to the contrary.

                  (b) MODIFICATION. No modification, waiver or amendment of this Work Letter or of any of its conditions or provisions shall be binding upon Landlord or Tenant unless in writing signed by Landlord and Tenant.

                  (c) COUNTERPARTS. This Work Letter may be executed in any number of counterparts but all counterparts taken together shall constitute a single document.

                  (d) GOVERNING LAW. This Work Letter shall be governed by, construed and enforced in accordance with the internal laws of the state in which the Premises are located, without regard to choice of law principles of such State.

                  (e) TIME OF THE ESSENCE. Time is of the essence of this Work Letter and of each and all provisions thereof.

                  (f) DEFAULT. Notwithstanding anything set forth herein or in the Lease to the contrary, Landlord shall not have any obligation to perform any work hereunder or to fund any portion of the TI Allowance during any period Tenant is in Default under the Lease.

                  (g) SEVERABILITY. If any term or provision of this Work Letter is declared invalid or unenforceable, the remainder of this Work Letter shall not be affected by such determination and shall continue to be valid and enforceable.

                  (h) MERGER. All understandings and agreements, oral or written, heretofore made between the parties hereto and relating to Tenant's Work are merged in this Work Letter, which alone (but inclusive of provisions of the Lease incorporated herein and the final approved constructions drawings and specifications prepared pursuant hereto) fully and completely expresses the agreement between Landlord and Tenant with regard to the matters set forth in this Work Letter.

                  (i) ENTIRE AGREEMENT. This Work Letter is made as a part of and pursuant to the Second Amendment and the Lease and, together with the Second Amendment and the Lease, constitutes the entire agreement of the parties with respect to the subject matter hereof. This Work Letter is subject to all of the terms and limitation set forth in the Lease, and neither party shall have any rights or remedies under this Work Letter separate and apart from their respective remedies pursuant to the Lease.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Work Letter to be effective on the date first above written.

                                      TENANT:

                                      IDEC PHARMACEUTICALS CORPORATION,
                                      a Delaware corporation

                                      By: Phillip Schneider
                                          -----------------------------
                                      Its: SVP

                                      LANDLORD:

                                      ARE-10933 NORTH TORREY PINES, LLC, a
                                      Delaware limited liability company

                                      By: ALEXANDRIA REAL ESTATE EQUITIES, INC.,
                                          a Maryland corporation, managing
                                          member

                                          By: /s/ Vincent R. Ciruzzi
                                              ----------------------------------
                                          Its: Senior Vice President

                           SCHEDULE C-1 TO WORK LETTER

                      TENANT'S AUTHORIZED REPRESENTATIVES

Paul Draper
IDEC Pharmaceuticals Corporation
3030 Callan Road
San Diego, CA 92121
Phone:    (858) 431-8764
Fax:      (858) 431-8892
E-Mail:   pdraper@idecpharm.com

Robert F. Dilworth
Coronado Assets, Inc.
34 Blue Anchor Cays Road
Coronado, CA 92118
Phone:    (619)575-4570
Fax:      (619)575-7352
E-Mail:   bobdilworth@earthlink.net

                           SCHEDULE C-2 TO WORK LETTER

                     LANDLORD'S AUTHORIZED REPRESENTATIVES

Vincent R. Ciruzzi
c/o Alexandria Real Estate Equities, Inc.
9820 Willow Creek Road, Suite 440
San Diego, CA 92131
Phone:    (858) 530-8190
Fax:      (858) 530-8191
E-Mail:   vciruzzi@labspace.com

Gregory Margritz
c/o Alexandria Real Estate Equities, Inc.
9820 Willow Creek Road, Suite 440
San Diego, CA 92131
Phone:    (858) 530-8190
Fax:      (858) 530-8191
E-Mail:   gmarqritz@labspace.com